SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

Verity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]		No fee required.

[ ]		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]		Fee paid previously with preliminary materials.

[ ]		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:

	7.	Form, Schedule or Registration Statement No.:

	8.	Filing Party:

	9.	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
VERITY, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

VERITY, INC.

894 Ross Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 10, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of VERITY, INC., a Delaware corporation. The meeting will be held on Thursday, October 10, 2002 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California for the following purposes:

1. To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003.

3. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the proxy statement accompanying this notice.

      The record date for the annual meeting is August 19, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

TIMOTHY J. MOORE
Secretary

Sunnyvale, California

September 4, 2002

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VERITY, INC.

894 Ross Drive
Sunnyvale, California 94089

PROXY STATEMENT

FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
October 10, 2002

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      You are receiving this proxy statement and the enclosed proxy card because the board of directors of Verity, Inc. is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. The meeting will be held on Thursday, October 10, 2002 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 North Mathilda Avenue, Sunnyvale, California. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

      We intend to mail this proxy statement and accompanying proxy card on or about September 9, 2002 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on August 19, 2002 will be entitled to vote at the annual meeting. On this record date, there were 35,201,665 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

      If on August 19, 2002, your shares were registered directly in your name with our transfer agent, EquiServe Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on August 19, 2002, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003.

How do I vote?

      You may either vote “For” all the nominees to the board of directors or you may abstain from voting for any nominee you specify. For the ratification of PricewaterhouseCoopers LLP as our independent auditors, you may vote “For” or “Against” or abstain from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of August 19, 2002.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 894 Ross Drive, Sunnyvale, California 94089.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by May 7, 2003 to our Secretary at 894 Ross Drive, Sunnyvale, California 94089, unless our 2003 Annual Meeting of Stockholders is held before September 10, 2003, or after November 9, 2003, in which event notice by stockholders must be received a reasonable time before we begin to print and mail our proxy materials. If you wish to bring matters or propose nominees for director at our 2003 Annual Meeting of Stockholders, even if you do not request that these matters be included in next year’s proxy materials, you must provide us with information required by our bylaws by May 7, 2003, unless our 2003 Annual Meeting of Stockholders is held before September 10, 2003, or after November 9, 2003, in which event notice by stockholders must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes (“broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions)). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes, except for Proposal 1. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	To be approved, Proposal No. 1, the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the meeting or by proxy. On the record date, there were 35,201,665 shares outstanding and entitled to vote.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter ending November 30, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. If there are vacancies on the board, only a majority of the remaining directors may elect persons to fill such vacancies. The board’s election of a director to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until such director’s successor is elected and qualified, including vacancies created by an increase in the number of directors.

      Our board presently has six members. There are two directors in the class whose term of office expires in 2002. Our stockholders previously elected each of the nominees for election to this class. If our stockholders elect each of these nominees at the annual meeting, each would serve until the 2005 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s death, resignation or removal.

      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

Steven M. Krausz

      Mr. Steven M. Krausz, age 47, has served as a member of our board of directors since May 1988. Mr. Krausz has been a Managing Member of the venture capital firms U.S. Venture Partners III, IV,V, VI, VII and VIII, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz is the Chairman of the Board of Directors of Occam Networks, Inc., a provider of telecom equipment. Mr. Krausz holds a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

Charles P. Waite, Jr.

      Mr. Charles P. Waite, Jr., age 47, has served as a member of our board of directors since May 1988. Mr. Waite has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a general partner of OVP Venture Partners III since 1994 and a General Partner of OVP Venture Partners IV since 1997, all of which are venture capital firms. Mr. Waite is also a director of Loudeye Technologies, Inc., Seattle Genetics, Inc., WatchGuard Technologies, Inc. and several privately held companies. Mr. Waite holds an A.B. in History from Kenyon College and an M.B.A. from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE

Directors Continuing in Office Until the 2003 Annual Meeting

Stephen A. MacDonald

      Mr. Stephen A. MacDonald, age 56, has served as a member of our board of directors since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and Chief Executive Officer of Active Software, Inc., a software company. Mr. MacDonald was an independent consultant from May 1998 through September 2000. Since October 2000, Mr. MacDonald has been President and Chief Executive Officer of Miro, Inc., a startup software company. Mr. MacDonald holds a B.Sc. from Dalhousie University.

Anthony J. Bettencourt

      Mr. Anthony J. Bettencourt, age 41, has served as a member of our board of directors since September 1999. Mr. Bettencourt joined Verity in July 1995 as Vice President of North American Sales. He was

subsequently promoted to Vice President of Worldwide Sales and Marketing and served in this position until his departure in December 1996. From December 1996 to September 1997, Mr. Bettencourt served as an officer of OnLive! Technologies, a private technology company. Mr. Bettencourt rejoined Verity in September 1997 as Senior Vice President, Worldwide Sales and Product Marketing and was appointed to the position of President in September 1999. Prior to initially joining us, Mr. Bettencourt served as Vice President of Sales for Versant Object Technology from 1992 to June 1995 and as Director of U.S. Sales for Versant Object Technology from July 1990 to 1992. From December 1988 to July 1990, Mr. Bettencourt served as Vice President of Sales for Rockwell CMC. Mr. Bettencourt holds a B.A. from Santa Clara University.

Directors Continuing in Office Until the 2004 Annual Meeting

Gary J. Sbona

      Mr. Gary J. Sbona, age 59, has served as our Chief Executive Officer since July 1997, a director since May 1998 and the Chairman of our Board of Directors since March 1999. Mr. Sbona also served as our President from July 1997 to September 1999. Mr. Sbona currently serves as Chairman and Chief Executive Officer of Auspex Systems Inc., a provider of network attached storage solutions, and Clarent Corporation, a provider of softswitch and Voice over Internet Protocol (VoIP) solutions for next generation networks. In addition, Mr. Sbona also serves as a director of 3D Systems Corporation, a solid imaging and mass customization company, and as a director of Calico Commerce Inc., a provider of interactive selling software for organizations selling complex products or services over the Internet. Since 1974, Mr. Sbona has also served as Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a management services firm that is currently providing our company with management services.

Karl C. Powell, Jr.

      Mr. Karl C. Powell, Jr., age 59, has served as a member of our board of directors since August 2000. Mr. Powell also serves as President and Chief Executive Officer of Nextgig, Inc., a corporation engaged in the development of computer software. Mr. Powell was a co-founder of Sequent Computer Systems, Inc. and served as a director from 1983 until 1999, when it was acquired by IBM. He also served as Chairman of the Board of Sequent Computer Systems and as Chief Executive Officer from its inception. Mr. Powell also serves as a Director on the Board of Directors of Auspex Systems Inc., a provider of network attached storage solutions. Mr. Powell holds a B.S. in Mechanical Engineering from the U.S. Merchant Marine Academy.

Board Committees and Meetings

      During the fiscal year ended May 31, 2002, our board held five meetings and acted by unanimous written consent three times. Our board has an audit committee, a compensation committee and a nominating committee.

      The audit committee oversees our financial reporting process. For this purpose, the audit committee performs several functions: it meets with our independent auditors at least once a year to review the results of the annual audit and discuss the financial statements; recommends to our board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and considers the independent auditors’ comments regarding the adequacy of staff and management performance and procedures in connection with audit and financial controls. Three non-employee directors comprise the audit committee: Messrs. Krausz, MacDonald and Waite. The audit committee met two times during such fiscal year. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards. The audit committee has adopted a written charter which is attached to this proxy statement as Appendix A.

      The compensation committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the board may delegate. Two non-employee directors comprise the compensation committee: Messrs. Krausz and Waite. The compensation committee met once during such fiscal year and acted by unanimous written consent 14 times.

      The nominating committee interviews, evaluates, nominates and recommends individuals for membership on our board and the various committees of our board, and nominates specific individuals to be elected as officers by the board. No procedure has been established for the consideration of nominees recommended by stockholders. Three non-employee directors comprise the nominating committee: Messrs. Powell, MacDonald and Waite. The nominating committee met once during such fiscal year.

      During the fiscal year ended May 31, 2002, each board member attended 75% or more of the aggregate of the meetings of the board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of our equity compensation plans in effect as of May 31, 2002.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,630,224	$23.31	1,940,701 (1)
Equity compensation plans not approved by security holders	13,654,443	$18.64	8,584,068
Total	19,284,667	$20.00	10,524,769

(1)	Includes 1,138,387 shares of common stock available for future issuance under our 1995 Employee Stock Purchase Plan, as amended, as of May 31, 2002. Eligible participants purchased an aggregate amount of 350,321 shares under the Employee Stock Purchase Plan in fiscal year 2002.

      As of May 31, 2002, we had adopted the following stock option plans without the approval of our stockholders: 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada. The following paragraphs outline the material features of these plans.

1996 Nonstatutory Stock Option Plan

      General. The 1996 Nonstatutory Stock Option Plan provides for the grant of nonstatutory stock options. We reserved an aggregate of 24,700,000 shares of common stock for issuance under the plan. As of May 31, 2002, 12,297,374 shares were to be issued upon the exercise of outstanding options and 8,363,274 shares were available for future grant under the plan.

      Eligibility. Stock options may be granted only to our or any of our subsidiary’s employees, directors and consultants. Starting from August 20, 2001 and to each anniversary of such date, the aggregate number of shares made pursuant to stock options granted to officers, directors and any person subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) shall not exceed 50% of the number of shares made pursuant to stock options granted in such time period, except that stock options granted to such persons as an essential inducement for such person to become our or any of our subsidiary’s employee are not included in such 50% limitation.

      Exercise Price; Payment. The exercise price of options may not be less than 85% of the fair market value of our stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise; (iv) by the option holder’s promissory note in a form approved by us; (v) by such other consideration as may be approved by our board; or (vi) by any combination of the foregoing.

      Vesting. Stock options granted under the plan are exercisable immediately, unless our board provides otherwise. The shares issued pursuant to the stock options may be subject to our repurchase as our board determines at the time the board grants the option.

      Term. The options have a term of 10 years from the effective date of the grant. Our board also has the authority to vary the terms.

      Effect of Certain Corporate Transactions. In the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the plan. To the extent that the options outstanding under the plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

1997 Nonstatutory Stock Option Plan for Verity Canada

      General. The 1997 Nonstatutory Stock Option Plan for Verity Canada provides for the grant of nonstatutory stock options. We reserved an aggregate of 2,250,000 shares of common stock for issuance under the plan. As of May 31, 2002, 1,357,069 shares were to be issued upon the exercise of outstanding options and 220,794 shares were available for future grant under the plan.

      Eligibility. Stock options may be granted only to employees and consultants of 14943 Yukon Inc., a Yukon corporation and our wholly-owned subsidiary, or a subsidiary of 14943 Yukon Inc. No options may be granted to any person whose eligibility to participate would require approval of the plan by our stockholders.

      Exercise Price; Payment. The exercise price of options may not be less than the fair market value of our stock on the effective date of the grant. The exercise price of options must be paid (i) in cash, (ii) by tender of shares of common stock (having a fair market value not less than the exercise price) owned by the option holder, (iii) by a cashless exercise; (iv) by the option holder’s promissory note in a form approved by us; (v) by such other consideration as may be approved by our board; or (vi) by any combination of the foregoing.

      Vesting. Stock options granted under the plan are exercisable immediately, unless our board provides otherwise. The shares issued pursuant to the stock options may be subject to our repurchase as our board determines at the time the board grants the option.

      Term. The options have a term of 10 years from the effective date of the grant. Our board also has the authority to vary the terms.

      Effect of Certain Corporate Transactions. In the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, the acquiring or successor corporation may either assume or substitute new options for the options outstanding under the plan. To the extent that the options outstanding under the plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending May 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the annual meeting. PricewaterhouseCoopers LLP and its predecessor entity have audited our financial statements since our inception. We expect representatives of PricewaterhouseCoopers LLP to be present at the annual meeting. Such representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors. However, the board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if the audit committee and our board determine that such a change would be in our and our stockholders’ best interests.

      Audit Fees. During the fiscal year ended May 31, 2002, PricewaterhouseCoopers LLP billed us aggregate fees of $156,000 for the audit of our financial statements for such fiscal year and for the review of our interim financial statements.

      All Other Fees. During the fiscal year ended May 31, 2002, PricewaterhouseCoopers LLP billed us aggregate fees of approximately $848,900 for professional services other than audit fees. That amount includes approximately $667,000 for various tax studies and preparation of income tax returns, $157,000 billed for strategic transaction expenses, $13,500 billed for our 401(k) plan, $3,000 billed for registration statements and $8,400 billed for miscellaneous expenses.

      The audit committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our common stock as of July 31, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)

	Shares
	Issuable
	Pursuant to	Number of
	Options	Shares
	Exercisable	(Including
	Within	Numbers
	60 Days of	Shown in	Percent
Beneficial Owner	July 31, 2002	First Column)	of Total

Directors and Executive Officers
Gary J. Sbona	3,410,320	3,410,320	8.8%
Anthony J. Bettencourt	1,240,027	1,240,027	3.4
Steven M. Krausz	240,306	240,306	*
Stephen A. MacDonald(2)	322,206	335,206	*
Karl C. Powell, Jr.	164,166	164,166	*
Charles P. Waite, Jr.(3)	245,460	254,905	*
Michael D. Mooney	435,075	435,077	1.2
Dr. Ashok K. Chandra	754,080	755,421	2.1
Hugo Sluimer	214,950	219,664	*
All directors and executive officers as a group (13 persons)	8,382,228	8,411,877	19.3
5% Stockholders
Citigroup, Inc.(4)	—	3,717,187	10.6
Wellington Management Company, LLP(5)	—	3,499,780	9.9
T. Rowe Price Associates, Inc.(6)	—	2,896,353	8.2
Franklin Resources, Inc.(7)	—	1,805,800	5.1

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,199,316 shares outstanding on July 31, 2002, adjusted as required by rules promulgated by the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2002 are deemed to be beneficially owned. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the beneficial owners named above is 894 Ross Drive, Sunnyvale, California 94089.

(2)	Includes 5,000 shares held by Stephen A. MacDonald and spouse as Trustees of the MacDonald Family Trust.

(3)	Includes 83 shares held by NWVS Corp Profit Sharing Retirement Trust and 410 shares held by Charles P. Waite and Susan B. Waite.

(4)	These shares represent shares deemed to be beneficially owned by Citigroup, Inc. through its subsidiaries, according to Rule 13d-3(a) of the 1934 Act. All shares are held for the benefit of third party customers. Citigroup, Inc. is the sole shareholder of Salomon Smith Barney Holdings Inc. and has shared voting and/or investment power with respect to 3,717,187 shares, and consequently may be deemed to beneficially own these shares. Salomon Smith Barney Holdings Inc. is the sole shareholder of Salomon Brothers Holding Company Inc. and has shared voting and/or investment power with respect to 3,620,889 shares, and consequently may be deemed to beneficially own these shares. Salomon Brothers Holding Company Inc. is the sole shareholder of Salomon Smith Barney, Inc. and has shared voting and/or investment power with respect to 2,761,461 shares, and consequently may be deemed to beneficially own these shares. Citigroup, Inc. is located at 399 Park Avenue, New York, New York 10043 and Salomon Smith Barney Holdings Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney, Inc. are located at 388 Greenwich Street, New York, New York 10013.

(5)	Wellington Management Company, LLP, an investment advisor, has shared voting power with respect to 2,145,697 of these shares and has shared investment power with respect to 3,499,780 of these shares with investment advisory clients of Wellington Management Company, and consequently may be deemed to beneficially own these shares. Wellington Management Company, LLP disclaims pecuniary interest in such shares. Wellington Management Company, LLP is located at 75 State Street, Boston, Massachusetts 02109.

(6)	T. Rowe Price Associates, Inc. has sole investment power with respect to all 2,896,353 of these shares and sole voting power with respect to 507,353 of these shares. The shares are owned by various individual and institutional investor clients of T. Rowe Price Associates, Inc., for whom T. Rowe Price Associates, Inc. serves as investment advisor and has the power to invest the shares and/or vote the shares, and, consequently, may be deemed to beneficially own these shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares. T. Rowe Price Associates, Inc. is located at 100 East Pratt Street, Baltimore, Maryland 21202.

(7)	Franklin Advisers, Inc., an investment advisor to Franklin Resources, Inc., has sole voting power and investment power with respect to these shares and consequently may be deemed to beneficially own these shares. Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the common stock of Franklin Resources, Inc. and consequently may be deemed to beneficially own the shares held by Franklin Resources, Inc. Franklin Advisers, Inc., Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares held by Franklin Resources, Inc. except to the extent of their respective pecuniary interest therein. Franklin Resources, Inc. is located at 901 Mariners Island Boulevard, 6th Floor, San Mateo, California 94404.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended May 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

      Each of our non-employee directors receives an annual retainer of $25,000. Directors are also reimbursed for their expenses in attending board and committee meetings. Each person who is first elected or appointed as a non-employee director (excluding any person who is already a director at the time of first becoming a non-employee director) is automatically granted an option to purchase 40,000 shares of our common stock on the date of such election or appointment pursuant to our 1995 Outside Directors Stock Option Plan. In addition, all directors who have served on the board for more than six months and are not members of management will receive stock options to purchase 40,000 shares of our common stock upon the date of each annual stockholders meeting. The exercise price of each option is the fair market value of our common stock on the day of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Each option will vest over four years and generally must be exercised within ten years.

      During the last fiscal year, we granted options to purchase an aggregate of 460,000 shares to our non-employee directors at a weighted average exercise price of $9.39 per share. Messrs. Krausz, MacDonald, Powell and Waite each received options to purchase 115,000 shares. We granted options to purchase 160,000 of these shares under our 1995 Outside Directors Stock Option Plan and options to purchase the remaining 300,000 of these shares under our 1996 Nonstatutory Stock Option Plan. The exercise price of each option is the fair market value of our common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

Compensation of Executive Officers

      The following table shows for the fiscal years ended May 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at May 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term Compensation

	Annual Compensation				Securities	Other
					Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus		Options	(1)

Gary J. Sbona(2)	2002	$52,000	$7,800		1,000,000	$336
Chief Executive Officer and	2001	52,000	10,400		807,000	336
Chairman of the Board	2000	52,000	10,400		1,000,000	356
Anthony J. Bettencourt	2002	300,000	305,000	(3)	400,000	240
President and Director	2001	300,000	305,000	(4)	450,000	240
	2000	270,833	279,167	(5)	401,000	230
Michael D. Mooney(6)	2002	225,000	546,405	(7)	150,000	240
Vice President, North America Sales and	2001	175,000	276,854		225,000	240
Business Development	2000	47,788	29,167		186,000	70
Dr. Ashok K. Chandra(8)	2002	339,333	67,867		250,000	552
Senior Vice President, Development	2001	310,000	158,500		350,000	552
and New Business Activity	2000	87,500	12,500		301,000	46
Hugo Sluimer(9)	2002	176,228	188,154	(10)	150,000	—
Vice President, International Sales	2001	109,823	411,658	(11)	100,000	—
and European Operations	2000	118,269	151,552	(12)	76,000	—

(1)	Represents premiums paid on behalf of such executive officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2)	Mr. Sbona is partially compensated for his services to us by Regent Pacific Management Corporation. Please see “Certain Relationships and Related Transactions” below.

(3)	$200,000 represents sales commissions earned under a sales plan.

(4)	$200,000 represents sales commissions earned under a sales plan.

(5)	$179,167 represents sales commissions earned under a sales plan.

(6)	Mr. Mooney joined us in February 2000 and our board appointed him as an executive officer on November 13, 2001.

(7)	Represents sales commissions earned under a sales plan.

(8)	Dr. Chandra joined us in February 2000.

(9)	Our board appointed Mr. Sluimer as an executive officer on November 13, 2001. We employ Mr. Sluimer in our Netherlands office, and paid Mr. Sluimer in Dutch Guilders until January 28, 2002, when Dutch Guilders converted into Euros, and since January 28, 2002, we have been paying Mr. Sluimer in Euros. The reported amounts are in U.S. dollars and are based on the average annual exchange rate for Dutch Guilders and Euros, as applicable, for each fiscal year.

(10)	$171,510 represents sales commissions earned under a sales plan and $16,644 represents a car allowance.

(11)	$396,923 represents sales commissions earned under a sales plan and $14,735 represents a car allowance.

(12)	$135,049 represents sales commissions earned under a sales plan and $16,503 represents a car allowance.

Stock Option Grants and Exercises

      We grant options to our executive officers under our 1995 Stock Option Plan and 1996 Nonstatutory Stock Option Plan. The following tables show for the fiscal year ended May 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	Price		Option Term(3)
	Options	in Fiscal	per	Expiration
Name	Granted(1)	Year(2)	Share	Date	5%	10%

Gary J. Sbona	1,000,000	15.06%	$8.74	09/18/09	$4,172,960.58	$9,994,966.20
Anthony J. Bettencourt	400,000	6.02	8.74	09/18/09	1,669,184.23	3,997,986.48
Michael D. Mooney	150,000	2.26	8.74	09/18/09	625,944.03	1,499,244.93
Dr. Ashok K. Chandra	250,000	3.77	8.74	09/18/09	1,043,240.14	2,498,741.55
Hugo Sluimer	150,000	2.26	8.74	09/18/09	625,944.09	1,499,244.93

(1)	Options granted in fiscal year 2002 vest monthly over a 12-month period.

(2)	Based on an aggregate of options to purchase 6,639,500 shares granted to employees, including the individuals listed in the Summary Compensation Table, in fiscal year 2002.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant, 8 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary J. Sbona	204,713	$3,412,655	2,993,653	333,334	$891,345.50	$173,333.68
Anthony J. Bettencourt	73,224	922,931	1,056,693	133,334	119,574.81	69,333.68
Michael D. Mooney	29,620	347,826	350,284	131,096	36,597.60	26,000.00
Dr. Ashok K. Chandra	84,418	926,801	633,246	183,336	43,333.16	43,333.68
Hugo Sluimer	32,570	381,807	148,867	167,502	27,999.65	63,352.59

(1)	Represents the closing price of our common stock on the exercise date minus the aggregate exercise price of such option.

(2)	Calculated on the basis of the closing price of our common stock on May 31, 2002, equal to $9.26 per share, as reported by The Nasdaq National Market, minus the aggregate exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENT

      Our 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada each provides that, in the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor’s voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, our board may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under each of the stock option plans. To the extent that the options outstanding under each of the stock option plans are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that we have granted options to certain of our officers, including the individuals listed in the Summary Compensation Table, which provide for acceleration of vesting upon such a change in control.

      Under each of the 1995 Stock Option Plan, the 1996 Nonstatutory Stock Option Plan and the 1997 Nonstatutory Stock Option Plan for Verity Canada, our board retains discretion to modify the terms, including the price, of outstanding options (except the 1995 Stock Option Plan, which contains certain limitation with respect to modifying the price of outstanding options). Our board has discretion to determine the exercise period for options granted under each of these stock option plans. If options are immediately exercisable, such options are subject to a right of repurchase in favor of us for all exercised, unvested shares. Generally, 12.5% of the shares subject to options granted to new employees become vested six months after the date of commencement of employment and 2.083% of the shares subject to options vest upon completion of each succeeding full month of continuous employment with us. Shares subject to options granted to existing employees, other than executive officers, generally vest monthly over a two-year or four-year period from the date of grant. Shares subject to options granted to existing executive officers generally vest monthly over a one-year or two-year period from the date of grant. Generally, options granted under the 1995 Stock Option Plan, the 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada have a term of eight years. All options were granted at fair market value as determined by our board on the date of grant.

      On July 31, 1997, we appointed Gary J. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer, which agreement was subsequently amended. Please see “Certain Relationship and Related Transactions.”

      On August 28, 1997, we entered into a letter agreement with Anthony J. Bettencourt to serve as our President. The latest amendment of the letter agreement occurred on September 1, 2001, and provides that we will compensate Mr. Bettencourt at a monthly salary of $25,000, a minimum of $200,000 in commissions for the period ending August 31, 2002, and a $105,000 incentive bonus payable before September 30, 2002. The amended agreement is at-will, and further provides that if Mr. Bettencourt is terminated without cause he will receive monthly payments of $41,666.67 through September 1, 2002, and incentive bonus of $105,000 prior to such date. The term of the amended agreement is one year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

      The audit committee of our board consisted of Messrs. Krausz, MacDonald and Waite. Under currently applicable rules, all members are independent as defined in Rule 4200(a)(14) of the NASD listing standard. Our board has adopted a written charter for the audit committee, which is attached as Appendix A.

      The audit committee oversees our financial reporting process on behalf of our board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures received by us as required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The audit committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The committee held two meetings during fiscal 2002.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to our board, and our board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2002 for filing with the SEC. The committee and the board have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending May 31, 2003.

Audit Committee

Steven M. Krausz
Stephen A. MacDonald
Charles P. Waite, Jr.

      1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS ON EXECUTIVE COMPENSATION2

      The compensation committee is comprised of two non-employee directors of our board, Messrs. Krausz and Waite. The committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the committee reviews the performance and compensation levels, sets salary and bonus levels and makes option grants under our 1995 Stock Option Plan, 1996 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Plan for Verity Canada.

Compensation Policies Generally

      The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, executive officer bonuses and stock options to achieve these goals.

      Salaries and Bonuses. Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officer’s achievements during the prior fiscal year toward key company-wide objectives set annually by our board, in consultation with our Chief Executive Officer, as well as the executive officer’s performance of his individual responsibilities.

      Our variable cash incentive compensation for fiscal 2002 was provided through our employee bonus plan for all executive officers except for our President, whose bonus plan for fiscal 2002 was determined based upon negotiations between the officer and us. In accordance with the committee’s goal, fiscal 2002 variable cash incentive compensation for the bonus plan participants was targeted for up to 20% of the officer’s salary (except for Mr. Chandra, whose target was up to 40% of his salary) if predetermined corporate revenue and net income objectives were achieved.

      Stock Options. The committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the committee has considered each executive officer’s performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Generally, refresher option grants to executive officers vest monthly over a one-year or two-year period from the date of grant. The committee believes that refresher options have provided strong incentives for executive officers to remain with us.

      Deductibility of Executive Compensation. We have considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the 1995 Stock Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; the stockholders approved these restrictions at the Special Meeting of Stockholders held on March 28, 1996. The committee does not believe that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concludes that no further action with respect to

      2 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

qualifying such compensation for deductibility is necessary at this time. In the future, the committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Chief Executive Officer Compensation

      On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer. Pursuant to the agreement, as amended, Regent Pacific provides us management services at a fee of $50,000 per week, including the services of Mr. Sbona as our Chairman and Chief Executive Officer. Please see “Certain Relationships and Related Transactions” for a further description of this agreement.

      Mr. Sbona became our employee effective February 16, 1998 and receives a salary of $52,000 per year, or $1,000 per week. The board determined Mr. Sbona’s salary by taking into consideration the value of the services he provided to us and Mr. Sbona’s interest in the amounts paid to Regent Pacific. Mr. Sbona also received a bonus of $7,800 in fiscal year 2002 based on these same considerations.

      In connection with Mr. Sbona’s service as our Chief Executive Officer, in the fiscal year ended May 31, 2002, our board granted Mr. Sbona an option to purchase 1,000,000 shares of our common stock at an exercise price of $8.74, which was the fair market value of our common stock on the date of grant. The shares subject to such option will vest entirely upon certain change of control transactions or upon the termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona’s services. We issued these options to Mr. Sbona after a determination by our board that such options were appropriate and advisable to retain Mr. Sbona’s services.

Compensation Committee

Steven M. Krausz
Charles P. Waite, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Steven M. Krausz and Charles P. Waite, Jr. served as members of the compensation committee during the fiscal year ended May 31, 2002.

      None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

      We have entered into indemnification agreements with our directors and officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by law.

PERFORMANCE MEASUREMENT COMPARISON3

      The following graph shows the total stockholder return of an investment of $100 in cash on May 31, 1997 for (i) our common stock, (ii) The Nasdaq Stock Market (U.S.) Index and (iii) The Nasdaq Computer & Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of May 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG

VERITY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*	$100 invested on May 31, 1997 in stock or index, including reinvestment of dividends. Fiscal year ended May 31.

      3 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management services firm of which Mr. Sbona is the Chairman and Chief Executive Officer, and Mr. Young, our Chief Operating Officer, is a director and Chief Operating Officer. The terms of the agreement were reached in arms-length negotiations with Regent Pacific. As a result of a series of amendments, the latest of which occurred on June 17, 2002, the agreement has been extended through February 28, 2003. Pursuant to the amended agreement, Regent Pacific provides us management services at a fee of $50,000 per week, including the services of Mr. Sbona as Chairman and Chief Executive Officer. Mr. Sbona has been our Chief Executive Officer since July 1997 and has been a member of our board since 1998. Mr. Sbona was our President from July 1997 until September 1999 when we promoted Mr. Bettencourt to that position. We may cancel the amended agreement without payment to Regent Pacific only after February 28, 2003. The amended agreement also provides us with an option to extend the term of the agreement through August 31, 2003. In addition, the amended agreement requires that we indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the amended agreement.

      In connection with Mr. Sbona’s service as our Chief Executive Officer, on September 18, 2001 our board granted Mr. Sbona options to purchase 1,000,000 shares of our common stock at an exercise price of $8.74 per share. Any unvested shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona’s services.

      We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in those agreements, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as one of our directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

      We have loans outstanding in the aggregate principal amount of NLG 592,544.40 (approximately $238,688) to Hugo Sluimer, our Vice President, International Sales and European Operations. The loans were entered into on December 24, 1999 (NLG 14,989.80), December 24, 1999 (NLG 359,748.60), April 19, 2000 (NLG 209,931.00) and September 11, 2000 (NLG 7,875). The loans have an annual interest rate of 0%. Since the beginning of fiscal 2002, the largest amount of indebtedness outstanding pursuant to the loans was NLG 592,544.40 (approximately $238,688), all of which was outstanding as of July 31, 2002.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Secretary, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or contact our Secretary at (408) 541-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

      The board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

TIMOTHY J. MOORE
Secretary

September 4, 2002

      A copy of our annual report to the SEC on Form 10-K for the fiscal year ended May 31, 2002 is available without charge (excluding exhibits) upon written request to Investor Relations, Verity, Inc., 894 Ross Drive, Sunnyvale, California 94089 or upon email request to investorrelations@verity.com.

APPENDIX A

VERITY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Organization

      The Audit Committee of the Board of Directors of Verity, Inc. (the “Company”) shall consist of at least three members of the Board of Directors (the “Board”). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

Statement of Policy

      The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee shall:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

•	Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

•	Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

A-1

•	Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

•	Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

•	Review accounting and financial human resources planning within the Company.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

      The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

A-2

DETACH HERE

PROXY

VERITY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 10, 2002

The undersigned hereby appoints Gary J. Sbona and Timothy J. Moore and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Verity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Verity, Inc. to be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, October 10, 2002 at 11:00 a.m., local time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VERITY, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	To elect two Directors to hold office until the 2005 Annual Meeting of Stockholders.

				FOR	AGAINST	ABSTAIN
Nominees:	(01) Steven M. Krausz and (02) Charles P. Waite, Jr.	2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Verity, Inc. for its fiscal year ending May 31, 2003.	☐	☐	☐

FOR the nominees listed above	☐	☐	WITHHOLD AUTHORITY to vote for the nominees listed above

☐
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please vote, date and promptly return this Proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: